UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

AMERICAN AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 9, 2016, the Board of Directors (“Board”) of American Airlines Group Inc. (the “Company”) adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) to implement proxy access. Article III, Section 8 has been added to permit a stockholder or group of up to 20 stockholders owning 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the Board elected by the holders of the Company’s common stock, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Amended and Restated Bylaws. In addition, the Amended and Restated Bylaws adopted by the Board also delete former Article XIV because, by its terms, that article had expired and ceased to be effective. The amendments are effective immediately.

The foregoing description of the changes effected by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this current report on Form 8-K and are incorporated herein by reference. In addition, a marked copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 to this current report on Form 8-K to reflect the changes described above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

3.1	Amended and Restated Bylaws of American Airlines Group Inc.

3.2	Amended and Restated Bylaws of American Airlines Group Inc., marked to show changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: March 9, 2016	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of American Airlines Group Inc.

3.2	Amended and Restated Bylaws of American Airlines Group Inc., marked to show changes.